Information as of March 31, 2018 Investor Presentation Exhibit 99.1

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Statement Concerning Forward-looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, without limitation, fluctuations in interest rates, the availability of suitable qualifying investments, changes in mortgage prepayments, the availability and terms of financing, changes in market conditions as a result of federal corporate and individual tax reform, changes in legislation or regulation affecting the mortgage and banking industries or Fannie Mae, Freddie Mac or Ginnie Mae securities, the availability of new investment capital, the liquidity of secondary markets and credit markets, and other changes in general economic conditions. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein. 2

Company Summary Proven Strategy of Efficiently Managing a Leveraged Portfolio of Short-Duration Agency-Guaranteed ARM Securities Experienced Management Team Aligned with Stockholders Overview of Capstead Mortgage Corporation Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT. We manage a leveraged portfolio of short-duration* agency-guaranteed (i.e. Fannie Mae, Freddie Mac and Ginnie Mae) residential ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk. At March 31, 2018, our agency-guaranteed ARM securities portfolio stood at $13.05 billion, supported by $1.29 billion in long-term investment capital levered 9.26 times. Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time: allowing us to benefit from future recoveries in financing spreads that typically contract during periods of rising interest rates, and resulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities. By virtue of being internally-managed and with our sole focus on agency-guaranteed ARM securities, we are arguably the most efficient mortgage REIT in the industry. Our top four executive officers have over 75 years of mortgage finance industry experience. We are internally managed with low operating costs and a strong focus on performance-based compensation. This structure greatly enhances the alignment of management interests with those of our stockholders. 3 Our singular and straightforward investment strategy, together with our use of cash flow hedge accounting, allows for easily understood, transparent financial reporting, with limited use of non-GAAP financial measures. By virtue of our internally managed structure, our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals. We make every effort to provide additional analysis in our earnings reports, SEC filings and analyst presentations that tells our story in a complete and straightforward fashion. Straightforward Investment Strategy and Transparent Reporting * Duration is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

Market Snapshot and Stock Repurchases 4 As of March 31, 2018. Beginning of quarter book value used to illustrate discount and calculate accretion. Capstead’s $1.29 billion in long-term investment capital consists of our common equity and our 7.50% Series E perpetual preferred capital both trading on the NYSE, together with $98 million in privately-placed unsecured borrowings maturing in 2035 and 2036. We repurchased 4.0% of our common stock since November 2017 at a substantial discount to book value, generating nearly $0.07 in book value accretion.

Capstead’s Appropriate Use of Leverage 5 Portfolio and Portfolio Leverage Borrowing at current levels represents an appropriate use of leverage for a short-duration, agency-guaranteed ARM securities portfolio in today’s market conditions. Long-term Investment Capital

Capstead’s Economic Returns Economic return (change in book value plus dividends) is a key performance metric for mortgage REITs. We tend to outperform our residential mortgage REIT peers during rapidly rising rate environments such as in 2013, and thus far in 2018. 6 (a) CMO economic returns exclude $(0.28) per share associated with 2013 preferred capital redemption and issuance transactions. Including the effects of these transactions, our economic returns would have been lower by 206 basis points in 2013 and by 41 basis points for the 5-year average. (b) CMO economic returns exclude $(0.03) per share in separation of service charges incurred in 2016. Including this unusual charge, our economic returns would have been lower by 26 basis points in 2016, and by 9 and 5 basis points for the 3- and 5-year averages, respectively. (c) Agency Peers: AGNC, AI, ANH, ARR, CYS, EARN, HTS, NLY, ORC (HTS through 2016). (d) All Peers: Agency peers plus AMTG, CIM, DX, IVR, JMI, MFA, MITT, MTGE, NYMT, OAKS, RWT, TWO, WMC (HTS, AMTG and JMI through 2016). OAKS had not reported as of May 7th, analyst estimates used.

Rates Up Tax reform and deficit spending legislation has increased inflation and interest rate expectations damaging book values of long duration peers Gradual Fed balance sheet reductions also negatively effecting pricing for fixed-rate MBS CMO has outperformed nearly all peers Capstead’s Total Stockholder Returns Our agency-only, short-duration ARM strategy typically leads to outperformance during periods of rising interest rates and/or worsening credit conditions relative to other residential mortgage REITs. 7 Taper Tantrum The Fed disclosure that it may begin reducing bond purchases (QE), resulted in sharp increases in rates, damaging book values of peers holding long duration assets Credit spreads tightened as investors searched for yield CMO outperformed most peers Lower for Longer Market Mentality Weak economic growth and inflation led to market expectations that interest rates would remain low indefinitely: long duration peers prospered periodic bouts of high prepayments due largely to low longer term rates these market conditions were interrupted by the presidential election Search for yield continued benefiting credit spreads during much of this period CMO produced a respectable 15% TSR for this period Lower for Longer Reinstated Trump optimism interrupted by Washington grid-lock leading to lower inflation and long-term rate expectations even as the Fed persisted in raising rates Credit spreads continued to tighten CMO underperformed most peers

Capstead’s Proven Short-Duration Investment Strategy 8 As of March 31, 2018 We finance our agency-guaranteed residential ARM securities primarily with 30- to 90-day repurchase arrangements augmented with relatively low-cost two- and three-year term interest rate swap agreements and longer-dated secured borrowings when available at attractive levels. Residential ARM Securities Portfolio Secured Borrowings & Swap Notional Amounts (by quarter of borrowing maturities / contract expirations) Total: $13.05 Billion (cost basis) Our portfolio of agency-guaranteed ARM securities have little, if any, credit risk and are either currently resetting to more current rates at least annually or will begin doing so in generally five years or less. Our Current-Reset ARMs (less than 18 months to reset) reset in rate on average in approximately 6 months and our Longer-to-Reset ARMs generally reset in approximately 42 months. With an asset duration of approximately 12 months at quarter-end, the value of our portfolio is naturally less exposed to changes in interest rates than portfolios containing longer duration ARM or fixed-rate securities. This relative stability affords us more flexibility in managing through periods of market stress. We have long-term relationships with a variety of domestic and foreign lending counterparties. At quarter-end we had borrowings outstanding with 22 counterparties. We routinely borrow for 30 to 90 days and extend the duration of our borrowings primarily using relatively low-cost two year term, pay-fixed, receive three-month LIBOR, interest rate swap agreements. When available at attractive levels, we may also enter into longer-dated secured borrowings. Together with our portfolio-related swap agreements, our secured borrowings had a duration of approximately 8 months at year-end, resulting in a net duration gap of approximately 4 months. Longer-to-Reset ARMs $6.20 Billion (cost basis) Current-Reset ARMs $6.84 Billion (cost basis)

Financing Spreads 9 Cash yields continue to benefit from higher coupon interest rates as mortgage loans underlying our current-reset ARM securities reset to higher rates. Mortgage prepayment levels drive investment premium amortization and are influenced by housing market conditions, including prevailing mortgage interest rates, as well as seasonal factors, in particular the summer home selling season. Borrowing and hedging costs have increased as the markets absorbed the effects of five 25 basis point Federal Funds Rate increases since December 2016 and expectations for future rate increases. Cash yields are based on the cash component of interest income. Investment premium amortization is determined using the interest method which incorporates actual and anticipated future mortgage prepayments. Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods. Unhedged borrowing rates represent average rates on secured borrowings, before consideration of related interest rate swap agreements. Hedged borrowing rates represent the average fixed-rate payments made on interest rate swap agreements held for portfolio hedging purposes adjusted for differences between LIBOR-based variable-rate payments received on these swaps and unhedged borrowing rates, as well as the effects of any recorded hedge ineffectiveness.

Changes in Interest Rates Affecting Capstead’s Earnings The ten-year U.S. Treasury rate is presented as a proxy for mortgage interest rates, which can affect mortgage prepayments. The primary indices underlying our residential ARM securities portfolio and affecting our cash yields are higher, in large part due to the effects of five 25 basis point Federal Funds Rate increases since December 2016 and expectations of future rate increases. One-month LIBOR, a proxy for our borrowing rates, has increased largely for the same reasons. NOTE: Yellow highlighting indicates the summer selling season. 10

Agency Mortgage Prepayment Speeds versus Capstead Prepayment Speeds Mortgage prepayment levels are heavily influenced by the availability of mortgage financing at attractive terms and the overall health of the housing markets, as well as seasonal factors. Average mortgage prepayment levels decreased 12.7% in the first quarter. Second and third quarter 2018 prepayment activity will likely be driven higher by seasonal considerations, with refinancing activity primarily centered on homeowners whose mortgages are resetting higher. 11 NOTE: Yellow highlighting indicates the summer selling season.

Key Elements of Capstead’s ARM Portfolio 12 NOTE: Excludes $2 million in legacy portfolio of fixed-rate investments. The 94 basis point spread at March 31, 2018 between our Net WAC and Fully-Indexed WAC on the current-resetting portion of our ARM portfolio is indicative of the opportunity to earn higher cash yields over the course of 2018, particularly considering that the indices are considerably higher subsequent to quarter-end. Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of March 31, 2018. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. As such, it is similar to cash yield on the portfolio which is calculated using amortized cost basis. Fully-Indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect, as of March 31, 2018. Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of March 31, 2018.

Capstead’s Stockholder Friendly Structure 13 Capstead is internally-managed with low operating costs and stands out as a leader among our mortgage REIT peers (as well as other investment vehicles) in terms of operating cost efficiency. Our executives’ pay structure is variable through compensation elements that focus on “pay for performance” as opposed to fees paid to an external manager that are based solely on capital under management. Additionally, our board of directors and our senior executives are required to hold a significant amount of Capstead stock. As a result, we are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees. Conversely, we are also not conflicted regarding whether or not to repurchase shares when appropriate. Year ended December 31, 2016 operating cost efficiency is calculated excluding the effect of a $3 million separation of service charge. The increase over 2017 is primarily due to a greater opportunity to outperform our peers in 2018.

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Capstead’s First Quarter 2018 Highlights Generated earnings of $19.4 million or $0.16 per diluted common share Paid common dividend of $0.16 per common share Repurchased 3.4 million shares of common stock for $29.1 million, generating book value accretion of $0.06 per share Book value per common share declined 1.5% or $0.15, ending the quarter at $10.10 per common share, which together with the first quarter dividend, generated a positive economic return Generated a total stockholder return of 1.85% (7.71% annualized) Net interest margins were largely unchanged at $22.6 million as benefits of higher cash yields and lower mortgage prepayment rates largely offset higher borrowing rates and lower portfolio balances compared to the fourth quarter of 2017 Agency-guaranteed residential adjustable-rate mortgage (ARM) portfolio and leverage ended the quarter at $13.05 billion and 9.26 times long-term investment capital, respectively 15

Capstead’s Quarterly Income Statements 16 See page 19 for further information regarding this non-GAAP financial measure. Excludes the effects of first quarter 2017 adjustments to annual incentive compensation accruals of $938,000.

Capstead’s Annual Income Statements – Five Years Ended 2017 17 See page 19 for further information regarding these non-GAAP financial measures. Excludes the effects of first quarter 2017 adjustments to annual incentive compensation accruals of $938,000. Year ended December 31, 2016 excludes the effects of separation of service charges totaling $(3.0 million) and an adjustment to the prior year annual incentive compensation accrual of $(655,000).

Capstead’s Comparative Balance Sheets 18

Non-GAAP Financial Measures

CMO LISTED NYSE

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company's portfolio.

Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 transactions to redeem then-outstanding high-cost convertible preferred capital and issue our 7.50% Series E preferred shares. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company's performance.

(unaudited)	2018	2017				2016		
Quarter Ended:	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
Total financing spreads	0.55%	0.56%	0.46%	0.52%	0.68%	0.55%	0.56%	0.64%
Impact of yields on other interest-earning assets	0.01	0.01	0.01	0.01	–	0.01	0.01	0.01
Impact of borrowing rates on other interest-paying liabilities	0.05	0.05	0.05	0.05	0.06	0.05	0.05	0.05
Financing spreads on residential mortgage investments	0.61	0.62	0.52	0.58	0.74	0.61	0.62	0.70

Year Ended:	2017	2016	2015	2014	2013
Total financing spreads	0.55%	0.64%	0.81%	1.06%	0.96%
Impact of yields on other interest-earning assets	0.01	0.02	0.03	0.05	0.04
Impact of borrowing rates on other interest-paying liabilities	0.05	0.06	0.05	0.06	0.07
Financing spreads on residential mortgage investments	0.61	0.72	0.89	1.17	1.07

Core earnings available to common stockholders and core earnings per diluted common share:	*Quarter Ended June 30, 2013*		*Year Ended December 31, 2013*	
Net income available to common stockholders	$ 4,103	$0.04	$ 89,027	$0.93
Redemption preference premiums paid	19,924	0.21	19,924	0.21
Convertible preferred dividends accruing from the Series E preferred stock issue date to the convertible preferred redemption date	1,741	0.02	1,741	0.02
Core earnings available to common stockholders	$ 25,768	$0.27	$110,692	$1.16

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Experienced Management Team 20 Our top four executive officers have over 75 years of mortgage finance industry experience. Phillip A. Reinsch – President and Chief Executive Officer Appointed President, CEO and Director in July 2016 Has served in other executive positions at Capstead since 1993, including our previous Chief Financial Officer. Robert R. Spears – Executive Vice President, Chief Investment Officer Has served in asset and liability management positions at Capstead since 1994 Formerly Vice President of secondary marketing with NationsBanc Mortgage Corporation Roy S. Kim – Senior Vice President, Asset and Liability Management and Treasurer Joined Capstead in April 2015 augmenting our asset and liability management capabilities with primary responsibility for liability management Has over 20 years experience in the mortgage finance industry, primarily in trading capacities with JP Morgan and Bank of America Lance J. Phillips – Senior Vice President, Chief Financial Officer and Secretary Joined Capstead in October 2017 Has 20 years experience in the accounting and finance industry, most recently as Vice President and Principal Accounting Officer for InfraREIT, Inc.